The National Security Group, Inc.

Audit Committee of the Board of Directors

Charter

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors of the Company to assist the Board of Directors in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and audits of the financial statements of the Company, by monitoring (1) the integrity of the Company’s financial statements, (2) the independence and qualifications of its External Auditor, (3) the Company’s system of internal controls, (4) the performance of the Company’s internal audit process and External Auditor, and (5) the Company’s compliance with laws, regulations and the codes of conduct. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual meeting proxy statement.

COMPOSITION

The Committee will consist of at least three Members of the Board of Directors. The Chairman of the Board of Directors will appoint Committee Members and the Committee Chair. Committee Members may be replaced by the Board of Directors.

Each Committee Member shall meet the independence and experience requirements of the NASDAQ, Section 10A(m)(3) of the Exchange Act, Rule 10A-3 thereunder and the other rules and regulations of the Commission. At least one Member shall satisfy the definition of, and be designated as, an “Audit Committee Financial Expert”, as defined by the Commission; provided, however, that if no Member of the Committee satisfies such definition, the Committee shall direct the Company to include appropriate disclosures in Commission filings as required by the Commission rules and regulations then in effect. The Committee also shall direct the Company to include appropriate disclosures in Commission filings with regard to service by Audit Committee Members on the audit committees of other public companies as required by Commission rules and regulations then in effect. No Director shall serve as a Member of the Committee if such Member serves on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Committee.

Committee Members shall be barred from accepting any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof other than in the Member’s capacity as a Member of the Board of Directors and any Board Committee. A Committee Member shall not be an “affiliated person” of the Company or any subsidiary apart from his or her capacity as a Member of the Board and any Board Committee.

MEETINGS

The Committee will meet as often as it determines is appropriate, but not less frequently than quarterly. All Committee Members are expected to attend each meeting, in person or via tele- or videoconference. The Committee periodically will hold private meetings with Management and the External Auditor. The Committee may invite any officer or employee of the Company, the External Auditor, the Company’s Outside Counsel, the Committee’s Counsel or others to attend meetings and provide pertinent information. Meeting agendas will be prepared by the Chairman of the Audit Committee and provided in advance to Members, along with appropriate briefing materials. Minutes will be kept by a Member of the Committee or a person designated by the Committee.

AUTHORITY AND RESPONSIBILITY

The Committee has authority to conduct or authorize examinations into any matters within its scope of responsibility. It has sole authority and responsibility to (1) appoint, compensate, retain, and directly oversee the work of the Company’s External Auditor (subject to shareholder ratification if applicable), (2) resolve any disagreements between Management and the Auditors regarding financial reporting, and (3) pre-approve all audit services and permitted non-audit services provided to the Company by its External Auditor. It also has authority to:

•	Retain outside advisors, including counsel, as it determines necessary or advisable to carry out its duties.

•	Seek any information it requires from Compoany employees—all of whom are directed to cooperate with the Committee’s requests—or external parties.

•	Meet with Company Officers, External Auditors, or Outside Counsel, as necessary.

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Form and delegate to subcommittees consisting of one or more Members when appropriate, including the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•	Establish detailed pre-approval policies for permitted non-audit services.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Committee.

The Committee, to the extent it deems necessary or appropriate, will carry out the following specific responsibilities:

Financial Statements

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Review and discuss with Management and the External Auditor significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the Company’s financial statements.

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Review with Management and the External Auditor the results of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with Management.

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Review and discuss with Management and the External Auditor the annual financial statements along with any off-balance sheet structures, including disclosures made in Management’s discussion and analysis, and recommend to the Board of Directors whether they should be included in the Company’s Form 10-K.

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Review and discuss with Management and the External Auditor interim financial statements, including the results of the External Auditor’s review of the quarterly financial statements, before filing the Company’s Form 10-Q with the Commission or other applicable regulatory filings with regulators.

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Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving Management or other employees who have a significant role in the Company’s internal controls.

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At least annually prior to the filing of the audit report with the Commission (and more frequently if appropriate), review and discuss reports from the External Auditor on (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor and (3) other material written communications between the External Auditor and Management, such as any Management letter or schedules of unadjusted differences.

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Review with Management and the External Auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit.

•	Discuss with Management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Understand how Management prepares interim financial information, and the nature and extent of the External Auditor’s involvement.

Internal Controls and Risk Management

•	Consider the effectiveness of the Company’s internal control systems, including information technology security and control.

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Meet with Management to review the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk Management policies.

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Understand the scope of the External Auditor’s reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with Management’s responses.

External Audit

•	Have the External Auditor report directly to the Committee.

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Meet with the External Auditor to discuss the External Auditor’s proposed audit planning, scope, staffing and approach, including coordination of its effort with Management. Discuss the coordination of audit efforts to assure completeness of coverage, avoidance of redundant efforts and effective use of audit resources.

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Obtain and review a report from the External Auditor regarding its quality control procedures, and material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more of the independent audits carried out by the firm, and any steps taken to deal with any such issues and all relationships between the External Auditor and the Company.

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Evaluate, and present to the Board of Directors its conclusions regarding, the qualifications, performance and independence of the External Auditor, including considering whether the Auditor’s quality controls are adequate and permitted non-audit services are compatible with maintaining the Auditor’s independence, and taking into account the opinions of Management.

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Ensure the rotation of the audit partners as may be required by law and consider whether in order to assure continuing Auditor independence it is appropriate to adopt a policy of rotating the external audit firm on a regular basis.

•	On a regular basis, meet separately with the External Auditor to discuss any matters that the Committee or External Auditor believes should be discussed privately.

Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations.

•	Obtain from the External Auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

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Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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Review and discuss with Management and the External Auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or Auditor observations that raise significant issues regarding the Company’s financial statements or accounting policies.

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Obtain regular updates from Management regarding compliance matters and legal matters that may have a significant impact on the financial statements or the Company’s compliance policies, including disclosures of insider and affiliated party transactions.

Reporting Responsibilities

•	Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

•	Regularly report to the Board of Directors about Committee activities, issues and related recommendations.

•	Provide an open avenue of communication between Management, the External Auditor, and the Board of Directors.

•	Review any other reports the Company issues that relate to Committee responsibilities.

Other Responsibilities

•	Perform other activities related to this charter as requested by the Board of Directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the Committee charter, annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as maybe required by law or regulation.

•	Annually review the Committee’s own performance.